                                                                       EXHIBIT 3
                                                                       ---------

                             AMENDED AND RESTATED

                                    BY LAWS

                                      OF

                             COVALENT GROUP, INC.

                               TABLE OF CONTENTS

ARTICLE I IDENTIFICATION.........................................   1

 Section 1.  Registered Office...................................   1

ARTICLE II MEETINGS OF THE STOCKHOLDERS..........................   1

 Section 1.  Place of Meetings...................................   1
 Section 2.  Annual Meetings.....................................   1
 Section 3.  Special Meetings....................................   1
 Section 4.  Closing Transfer Books and Fixing Record Date.......   2
 Section 5.  Holder of the Record................................   2
 Section 6.  Notice of Meeting...................................   2
 Section 7.  Quorum..............................................   3
 Section 8.  Proxies.............................................   3
 Section 9.  Voting of Shares....................................   3
 Section 10. Cumulative Voting...................................   4
 Section 11. Informal Action by Stockholders.....................   4
 Section 12. Voting..............................................   4
 Section 13. Nominations.........................................   4
 Section 14. Stockholder Proposals...............................   5
 Section 15. Inspectors..........................................   5
 Section 16. Attendance at Meeting...............................   5
 Section 17. Chairman of Meeting.................................   5

ARTICLE III BOARD OF DIRECTORS...................................   6

 Section 1.  General Powers......................................   6
 Section 2.  Number, Term and Qualifications.....................   6
 Section 3.  Removal.............................................   6
 Section 4.  Vacancies...........................................   6
 Section 5.  Chairman of the Board...............................   6
 Section 6.  Compensation........................................   7

ARTICLE IV MEETINGS OF DIRECTORS.................................   7

 Section 1.  Regular Meetings....................................   7
 Section 2.  Special Meetings....................................   7
 Section 3.  Notice of Meetings..................................   7
 Section 4.  Waiver of Attendance................................   7
 Section 5.  Quorum..............................................   7
 Section 6.  Manner of Acting....................................   7
 Section 7.  Presumption of Assent...............................   8
 Section 8.  Action by Consent...................................   8

ARTICLE V COMMITTEES.............................................   8

 Section 1.  Creation............................................   8
 Section 2.  Vacancy.............................................   8
 Section 3.  Removal.............................................   8
 Section 4.  Minutes.............................................   8
 Section 5.  Responsibility of Directors.........................   9

ARTICLE VI OFFICERS..............................................   9

 Section 1.  Officers of the Corporation.........................   9
 Section 2.  Election and Term...................................   9
 Section 3.  Compensation of Officers............................   9
 Section 4.  Removal of Officers and Agents......................   9
 Section 5.  Bonds...............................................   9
 Section 6.  President...........................................  10
 Section 7.  Vice Presidents.....................................  10
 Section 8.  Secretary...........................................  10
 Section 9.  Assistant Secretaries...............................  10
 Section 10. Treasurer...........................................  11
 Section 11. Assistant Treasurers................................  11

ARTICLE VII CONTRACT, LOANS, CHECKS, AND DEPOSITS................  11

 Section 1.  Contracts...........................................  11
 Section 2.  Loans...............................................  11
 Section 3.  Checks and Drafts...................................  11
 Section 4.  Deposits............................................  11

ARTICLE VIII CERTIFICATES FOR SHARES AND THEIR TRANSFER;
             CORPORATE RECORDS...................................  12

 Section 1.  Certificates for Shares.............................  12
 Section 2.  Transfer of Shares..................................  12
 Section 3.  Lost Certificate....................................  12
 Section 4.  Treasury Shares.....................................  12
 Section 5.  Corporate Records...................................  12

ARTICLE IX ELIMINATION OF DIRECTOR AND OFFICER LIABILITY AND
           INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS.....  13

 Section 1.  Elimination of Director or Officer Liability........  13
 Section 2.  Indemnification for Claims..........................  13
 Section 3.  Indemnification for Claims in Name of Corporation...  14
 Section 4.  Mandatory Indemnification for Successful Defense....  14
 Section 5.  Indemnification in Proper Circumstances.............  14
 Section 6.  Indemnification of Expenses as Incurred.............  14
 Section 7.  Indemnification Rights Non-Exclusive and Continuing.  15
 Section 8.  Insurance...........................................  15

ARTICLE X GENERAL PROVISIONS.....................................  15

 Section 1.  Dividends...........................................  15
 Section 2.  Seal................................................  15
 Section 3.  Waiver of Notice....................................  16
 Section 4.  Fiscal Year.........................................  16
 Section 5.  Titles and Headings.................................  16
 Section 6.  Certain Interpretive Matters and Definitions........  16
 Section 7.  Amendments..........................................  16


                             AMENDED AND RESTATED
                                    BY LAWS
                                      OF
                             COVALENT GROUP, INC.

                                   ARTICLE I

                                IDENTIFICATION

Section 1.  Registered Office.
            -----------------

The Corporation shall maintain a registered office in the State of Nevada.

Section 2.  Other Offices.
            -------------

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                         MEETINGS OF THE STOCKHOLDERS

Section 1.  Place of Meetings.
            -----------------

All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Nevada, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings.
            ---------------

The annual meeting of the stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.
            ----------------

Special meetings of the stockholders may be called at any time by the President, Secretary or Board of Directors of the Corporation. The President or Secretary must call a special meeting of the stockholders upon receipt of a written request to do so from a stockholder or stockholders holding not less than one-tenth of all of the shares entitled to vote at such a meeting.

Section 4.  Closing Transfer Books and Fixing Record Date.
            ---------------------------------------------

            (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the stockholders for any other purpose, the Board of Directors may prescribe a period not exceeding 60 days before any such event during which no transfer of stock on the books of the Corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such event as the date as of which stockholders entitled to notice of and to vote at such meetings or entitled to receive payment of such dividend or for such other purpose must be determined. Only stockholders of record on that date are entitled to notice of or to vote at such a meeting or to receive payment of such a dividend or to be counted as a stockholder for such other purpose.

            (b) If a record date is not fixed, the record date will be the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held or the day before the payment of such dividend is made or the day before such other event necessary for the determination of stockholders, as applicable. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Section 5.  Holder of the Record.
            --------------------

The Corporation may treat as the absolute owner of a share or shares the person in whose name the share or shares stand on its books and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 6.  Notice of Meeting.
            -----------------

            (a) Written or printed notice signed the President, Secretary or such other person authorized by these Bylaws or the Board of Directors stating the time and place of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten or more than sixty days before the date of any stockholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary or other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at that stockholder's address as it appears on the record of stockholders of the Corporation, with postage thereon prepaid.

            (b) When a meeting is adjourned for sixty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than sixty days after the original meeting date, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 7.  Quorum.
            ------

            (a) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

            (b) The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            (c) In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn without notice other than announcement at the meeting unless otherwise required by Title 7 of the Nevada Revised Statutes or any successor statutes, until a quorum is present or represented at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 8.  Proxies.
            -------

            (a) Shares may be voted either in person by the stockholder, by one of more agents authorized by a written proxy executed by the stockholder or by the stockholder's duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation before or at the time of the meeting.

            (b) A proxy is not valid after the expiration of six months from the date of its execution unless the giving of such proxy was coupled with an interest or unless the person executing it specifies therein a longer period, which period may in no event exceed seven years.

Section 9.  Voting of Shares.
            ----------------

            (a) Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may otherwise be provided in the Corporation's Articles of Incorporation.

            (b) Except as provided in the Nevada Revised Statutes, or any successor statutes with respect to the election of directors and except as otherwise provided in the Corporation's Articles of Incorporation or these Bylaws, the vote of a majority of the shares cast on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter.

            (c) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary, corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted nor shall they be calculated in determining the total number of outstanding shares at a given time.

Section 10.  Cumulative Voting.
             -----------------

No Stockholder shall have the right of cumulative voting unless required by law or the Corporation's Articles of Incorporation.

Section 11.  Informal Action by Stockholders.
             -------------------------------

Any action which may be taken by the stockholders at a duly called meeting thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the number of outstanding shares of the capital stock necessary to approve such action at a meeting at which all shares entitled to vote on such action are so voted. Any such consent in writing must be filed with the Secretary of the Corporation to be kept as part of the corporate records.

Section 12.  Voting.
             ------

Voting at meetings of stockholders may be oral or by written ballot at the discretion of the Chairman of the meeting, except that such voting shall be by written ballot if a vote by written ballot is requested by a majority of the stockholders present at such meeting.

Section 13.  Nominations.
             -----------

Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder, in the stockholder's capacity as such, entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is received by the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety days in advance of such meeting (or, if the date of such meeting has not theretofore been set, ninety days before the first anniversary of the last annual meeting of the stockholders), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which such notice of such meeting is first given to stockholders. Each such notice shall set forth:
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had each nominee been nominated, or been intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of a meeting of the stockholders may refuse to acknowledge the nomination of any person not made in accordance with the foregoing procedure.

Section 14.  Stockholder Proposals.
             ---------------------

Any stockholder, in the stockholder's capacity as such, entitled to vote at a meeting of the stockholders may make a proposal (other than the nomination of a person to be elected as a director) for consideration by the stockholders only if written notice of such stockholder's intent to make such a proposal is received by the Secretary of the Corporation not later than (a) with respect to an annual meeting of stockholders, ninety days in advance of such meeting (or, if the date of such meeting has not theretofore been set, ninety days before the first anniversary of the last annual meeting of the stockholders), and (b) with respect to a special meeting of stockholders, the close of business on the seventh day following the date on which such notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the proposal and of the nature of the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice; and (iii) such other information required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the Board of Directors made or intended to make such proposal. The Chairman of a meeting of the stockholders may refuse to acknowledge any proposal not made in accordance with the foregoing procedure.

Section 15.  Inspectors.
             ----------

The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear, the Chairman of the meeting shall, or if the inspectors shall not have been appointed, the Chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of these duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person's ability. The inspector or inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges, votes, ballots or consents, determine the results, deliver such reports, and do such acts as are proper to conduct the election or vote.

Section 16.  Attendance at Meeting.
             ---------------------

The Chairman of the meeting shall have the power and authority to limit attendance at any meeting of the stockholders to (a) the Corporation's stockholders, (b) their validly appointed proxies, and (c) guests invited by the Board of Directors.

Section 17.  Chairman of Meeting.
             -------------------

The Chairman of the Board, if there is one, or in the absence of the Chairman of the Board for any reason, the President, shall be the chairman of any meeting of the stockholders and shall determine the order of business and rules for the conduct at any such meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS

Section 1.  General Powers.
            --------------

The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.  Number, Term and Qualifications.
            -------------------------------

            (a) The number of directors of the Corporation shall be not less than three, nor more than thirteen. The exact number of directors will be established from time to time by resolution of the Board of Directors.

            (b) The Directors shall be elected at the annual or adjourned annual meeting of the stockholders (except as herein otherwise provided for the filling of vacancies) and each director shall hold office until that director's death, resignation, retirement, removal, disqualification, or that director's successor shall have been elected and qualified.

            (c) Directors need not be residents of the State of Nevada or stockholders of the Corporation.

Section 3.  Removal.
            -------

Any director may be removed at any time with or without cause by a vote of the stockholders holding a majority of the outstanding shares entitled to vote at any meeting of the stockholders.

Section 4.  Vacancies.
            ---------

            (a) All vacancies, including those caused by an increase in the number of directors, may be filled by (i) a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation, or (ii) if not theretofore filled by the directors, by election at an annual meeting or at a special meeting of stockholders called for that purpose.

            (b) Any director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.

Section 5.  Chairman of the Board.
            ---------------------

There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors and these Bylaws.

Section 6.  Compensation.
            ------------

The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board of Directors.

                                  ARTICLE IV

                             MEETINGS OF DIRECTORS

Section 1.  Regular Meetings.
            ----------------

A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings.

Section 2.  Special Meetings.
            ----------------

Special Meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such meetings may be held either within or without the State of Nevada.

Section 3.  Notice of Meetings.
            ------------------

            (a) Regular meetings of the Board of Directors may be held without notice.

            (b) The person or persons calling a special meeting of the Board of Directors shall, at least three days before the meeting give notice thereof by any usual means of communication, including, without limitation, telegraph, cable, telex, telecopier, facsimile, telephone, electronic mail and personal delivery, which notice shall specify the purpose for which the meeting is called.

Section 4.  Waiver of Attendance.
            --------------------

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  Quorum.
            ------

A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6.  Manner of Acting.
            ----------------

Unless otherwise provided in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7.  Presumption of Assent.
            ---------------------

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's contrary vote is recorded or such director's dissent is otherwise entered in the minutes of the meeting or unless such director shall deliver a written dissent to such action to the person acting as the Secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8.  Action by Consent.
            -----------------

Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, if a consent in writing, setting forth the action so taken shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

                                   ARTICLE V

                                  COMMITTEES

Section 1.  Creation.
            --------

The Board of Directors, by resolution adopted at a duly called meeting of the Board of Directors by a majority of the directors then in office, may designate two or more directors to constitute any committees as may be necessary or desirable to carry out the business of the Corporation, which committees, to the extent provided in such resolution, shall have and may exercise the authority delegated by the Board of Directors in the resolution creating such committee.

Section 2.  Vacancy.
            -------

Any vacancy occurring in any committee shall be filled by a majority of the directors then in office at a regular or special meeting of the Board of Directors.

Section 3.  Removal.
            -------

Any member of a committee established by the Board of Directors may be removed at any time with or without cause by a majority of the directors then if office.

Section 4.  Minutes.
            -------

Each committee established by the Board of Directors shall keep regular minutes of its proceeding and report the same to the Board when required.

Section 5.  Responsibility of Directors.
            ---------------------------

            (a) The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any such member by law.

            (b) If action taken by any committee is not thereafter formally considered by the Board of Directors, a director may dissent from such action by filing a written objection with the Secretary with reasonable promptness after learning of such action.

                                  ARTICLE VI

                                   OFFICERS

Section 1.  Officers of the Corporation.
            ---------------------------

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, and Assistant Treasurers as the Board of Directors may from time to time elect. In addition, the Board of Directors may from time to time elect such other officers or appoint such agents as may be necessary or desirable to carry out the business of the Corporation. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2.  Election and Term.
            -----------------

The officers of the Corporation shall be elected by the Board of Directors and each officer shall hold office until such officer's death, resignation, retirement, removal, disqualification or such officer's successor shall have been elected and qualified.

Section 3.  Compensation of Officers.
            ------------------------

The compensation of all officers of the Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefore unless such additional compensation is authorized by the Board of Directors.

Section 4.  Removal of Officers and Agents.
            ------------------------------

Any officer or agent elected or appointed by the Board of Directors may be removed, without prior notice, by the Board with or without prejudice to the contract rights, if any, of the person so removed.

Section 5.  Bonds.
            -----

The Board of Directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties conditioned on the faithful performance of the duties of such person's respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 6.  President.
            ---------

The President shall be the principal executive officer of the Corporation. The President shall, when present, act as Chairman at all meetings of the stockholders when the Chairman of the Board is not present. The President shall sign, with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in the cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time or by these Bylaws.

Section 7.  Vice Presidents.
            ---------------

In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice-Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors and shall perform such other duties as may be assigned to such Vice President by the President or prescribed by the Board of Directors from time to time or by these Bylaws.

Section 8.  Secretary.
            ---------

The Secretary shall: (a) keep the minutes of the meetings of stockholders, of the Board of Directors and of all committees designated by the Board of Directors in one or more books provided for that purpose; (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized and required; (d) keep a register of the address of each stockholder; (e) sign with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors or by these Bylaws. In addition, the Secretary shall maintain a notice with the Corporation's Registered Office that states where the stockholder records are kept.

Section 9.  Assistant Secretaries.
            ---------------------

In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors or these Bylaws.

Section 10.  Treasurer.
             ---------

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for
monies due and payable to the   Corporation from any source whatsoever; (c)
deposit all such monies in the name of the Corporation in such depositories as shall be selected in accordance with these Bylaws; and (d) in general perform all of the duties as from time to time may be assigned to the Treasurer by the President or prescribed by the Board of Directors from time to time, or by these Bylaws.

Section 11.  Assistant Treasurers.
             --------------------

In the absence of the Treasurer or in the event of the Treasurer's death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, the President, or prescribed by the Board of Directors from time to time, or by these Bylaws.

                                  ARTICLE VII

                     CONTRACT, LOANS, CHECKS, AND DEPOSITS

Section 1.  Contracts.
            ---------

The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.
            -----

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.  Checks and Drafts.
            -----------------

All checks, drafts, or other orders for payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as may from time to time be determined by resolution of the Board of Directors.

Section 4.  Deposits.
            --------

All funds of the Corporation not otherwise employed may be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

                                 ARTICLE VIII

         CERTIFICATES FOR SHARES AND THEIR TRANSFER; CORPORATE RECORDS

Section 1.  Certificates for Shares.
            -----------------------

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The Corporation shall issue and deliver to each stockholder certificates representing all fully paid shares owned by that stockholder. Certificates shall be signed by the President or any Vice-President and by the Secretary or any Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered in the stock transfer books of the Corporation.

Section 2.  Transfer of Shares.
            ------------------

Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of the record thereof or by the holder of record's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder of record's attorney thereunto authorized by power of attorney duly executed or filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

Section 3.  Lost Certificate.
            ----------------

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or such owner's legal representative, give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the Board of Directors the circumstances justify omission of a bond.

Section 4.  Treasury Shares.
            ---------------

Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the Corporation.

Section 5.  Corporate Records.
            -----------------

The Corporation shall keep a copy in written form, or in another form capable of conversion into written form within a reasonable time, of the following records at its registered office:

            (a) A copy certified by the secretary of state of the State of Nevada of its Articles of Incorporation, and all amendments thereto;

            (b) A copy certified by an officer of the Corporation of these Bylaws and all amendments hereto; and

            (c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the Corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

                                  ARTICLE IX

                 ELIMINATION OF DIRECTOR AND OFFICER LIABILITY

             AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.  Elimination of Director or Officer Liability.
            --------------------------------------------

To the fullest extent permissible under applicable law, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any director or officer; provided, however, that the foregoing shall not eliminate or limit the liability of a director or officer (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes.

Section 2.  Indemnification for Claims.
            --------------------------

The Corporation shall hold harmless and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that such person is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of benefit plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding unless a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 3.  Indemnification for Claims in Name of Corporation.
            -------------------------------------------------

The Corporation shall hold harmless and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or by or in the right of any employee benefit plan or trust to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that such person is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of benefit plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit unless a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 4.  Mandatory Indemnification for Successful Defense.
            ------------------------------------------------

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article IX, or in defense of any claim, issue or matter therein, that director, officer, employee or agent of the Corporation must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense.

Section 5.  Indemnification of Expenses as Incurred.
            ---------------------------------------

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. The provisions of this Section 6 do not affect any rights to advancement of expenses to which any director, officer, employee or agent may be entitled under any contract or otherwise.

Section 6.  Indemnification Rights Non-Exclusive and Continuing.
            ---------------------------------------------------

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX: (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, common law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in such person's official capacity or an action in another capacity while holding such person's office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article IX, or for the advancement of expenses made pursuant to Section 6 of this Article IX, may not be made to or on behalf of any director or officer if a final adjudication establishes that that person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 7.  Insurance.
            ---------

The Corporation shall have the power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of benefit plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, for any liability asserted against such person and any liability and expenses incurred by such person in any such capacity or arising out of such person's status as such.

                                   ARTICLE X

                              GENERAL PROVISIONS

Section 1.  Dividends.
            ---------

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

Section 2.  Seal.
            ----

The seal of the Corporation shall consist of a concentric circle between which, is the name of the Corporation and in the center of which is inscribed "SEAL"; and such seal, as impressed on the margin hereof, is adopted as the corporate Seal of the Corporation.

Section 3.  Waiver of Notice.
            ----------------

Whenever any notice is required to be given to any stockholder or director by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.  Fiscal Year.
            -----------

The fiscal year of the Corporation shall be fixed by the Board of Directors, and shall be a calendar year unless otherwise designated.

Section 5.  Titles and Headings.
            -------------------

Titles and headings to bylaws are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of these Bylaws.

Section 6.  Certain Interpretive Matters and Definitions.
            --------------------------------------------

Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, words in the singular include the plural and vice versa, and the
                                                        ---- -----
masculine includes the feminine and the neuter, and vice versa, as applicable.

Section 7.  Amendments.
            ----------

            (a) Except as otherwise provided herein, these Bylaws may be amended by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors and/or by the affirmative vote of the stockholders at any annual or special meeting of the stockholders called for that purpose.

            (b) Without the affirmative vote of the stockholders, the Board of Directors shall have no power to adopt or amend a Bylaw: (a) requiring more than a majority of the voting shares for a quorum at a meeting of stockholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law; (b) providing for the management of the Corporation otherwise than by the Board of Directors or any committee designated by it; or (c) classifying and staggering the election of directors.

These Bylaws are adopted on this, the 6th day of August, 2001.AMENDED AND restated